Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com FOR IMMEDIATE RELEASE	PRESS RELEASE Contact: Marshall Murphy (703) 562-7110 MMurphy@MCGCapital.com

MCG CAPITAL CORPORATION REPORTS

FOURTH QUARTER AND ANNUAL 2008 RESULTS

ARLINGTON, VA—March 5, 2009—MCG Capital Corporation (Nasdaq: MCGC) (the “Company”) announced today its financial results for the quarter and year ended December 31, 2008. MCG will host an investment community conference call on Friday, March 6, 2009 at 10:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended December 31, 2008 was $14.2 million, or $0.19 per share. DNOI for all of 2008 was $66.9 million, or $0.93 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards and impairment of goodwill.

•	Net operating income for the quarter ended December 31, 2008 was $8.9 million, or $0.12 per share. Net operating income for the full year was $56.1 million, or $0.78 per share.

•	Net loss for the quarter ended December 31, 2008 was $57.3 million, or $0.77 per share. Net loss for the full year was $191.2 million, or $2.65 per share.

•

In February 2009, MCG completed a comprehensive restructuring of its credit facilities, providing covenant relief, decoupling certain cross-default provisions and providing liquidity to support the management of its portfolio in an unsettled market environment. In 2009, the remaining debt maturities are $35.0 million, which MCG can repay from resources on hand.

•	Between July 2008 and February 2009, MCG completed $156.3 million of investment monetizations at 100.1% of their most recently reported fair values.

•	MCG repurchased $23 million of borrowings resulting in realization of an $11.1 million gain in the fourth quarter of 2008 and a $5.4 million gain in the first quarter of 2009.

•

MCG implemented cost cutting measures, including a corporate restructuring, a 30% reduction in workforce, and consolidation of facilities. In addition, MCG eliminated the 2008 bonus and stock compensation for its senior executive management team and has frozen 2009 base salaries for substantially all of its employees.

•

MCG received exemptive relief from the Securities and Exchange Commission in October 2008 to exclude debt from the Company’s business development company, or BDC, asset coverage test debt issued by MCG’s subsidiary formed under the Small Business Investment Act of 1959.

OVERVIEW

Today, MCG reported a fourth quarter 2008 net loss of $57.3 million, or $0.77 per share, compared to a $4.9 million, or $0.07 per share, net loss during the comparable period in 2007. The decrease in earnings reported during the quarter ended December 31, 2008 was attributable to the recognition of $77.0 million of losses on MCG’s investment portfolio, including $0.3 million of realized losses on its investments and $76.7 million of unrealized depreciation on the fair value of its portfolio. MCG’s revenue for the fourth quarter of 2008 was $30.0 million, which represents a 40% decrease from the comparable period in 2007. MCG’s reported distributable net operating income of $14.2 million, or $0.19 per share, was down from $31.0 million, or $0.46 per share from the comparable period in 2007. The distributable net operating income for the year ended December 31, 2008, includes an add-back of $3.9 million of goodwill impairment. Net operating income during the fourth quarter of 2008 decreased 69% to $8.9 million from the comparable period in 2007. MCG’s revenues, net operating income and distributable net operating income decreased primarily because MCG is no longer accruing dividends on one of its more significant portfolio investments. In addition, a 227 basis point decrease in average

MCG Capital Corporation

March 5, 2009

LIBOR, as well as decreases in MCG’s loan originations and loan fees, also contributed to the decrease in MCG’s revenue.

“While MCG, like others throughout the financial services industry, has faced a number of challenges due to current economic conditions, we believe that we took the necessary steps early on to preserve capital and deleverage the balance sheet, to ensure that we maintained stability,” said Steven F. Tunney, MCG Capital’s CEO and President. “Despite these challenging economic conditions, we are extremely pleased that we have been able to monetize assets near their fair values. In addition, we successfully modified our debt covenants to give MCG the significant relief that we believe will allow us to manage through this difficult period. We began our deleveraging initiatives during the middle of 2008 and, since then, have made significant strides to improve our liquidity, preserve our capital and reduce our debt obligations. Given that we expect capital market conditions to remain difficult, we will continue to execute this strategy throughout 2009. We believe that we have built a strong company that is capable of not only surviving the current turmoil, but also emerging from this cycle in a stronger relative position.”

During the quarter ended December 31, 2008, MCG successfully monetized approximately $25.6 million of portfolio investments. Subsequent to year-end, the repayment of senior debt and equity sales by four of the Company’s portfolio companies resulted in an additional $64.2 million in monetizations through February 2009. Including the February 2009 repayments, the Company has monetized $156.3 million of portfolio assets since June 30, 2008. The proceeds from these monetizations correlated closely with the previously reported fair values of the associated investments at an average of 100.1%. MCG continues to focus on preserving its net asset value through opportunistic monetizations. Therefore, while MCG will strive to continue monetizing assets over the course of the next several quarters, the timing of such monetizations depends largely upon future market conditions. However, the Company is under no contractual or other obligation to monetize assets at specified times, levels or prices.

In December 2008, the Company repurchased $15.1 million of collateralized loan obligations for $4.0 million that previously had been issued by its wholly owned subsidiary, MCG Commercial Loan Trust 2006-1. Subsequently, in January 2009, MCG purchased an additional $7.5 million of these notes for $2.1 million. In addition to being able to extinguish this debt for less than 27% of the principal amount of the associated notes, MCG will save approximately $1.5 million of annual interest expense, based on the LIBOR in effect for this facility as of December 31, 2008, over the remaining life of the MCG Commercial Loan Trust 2006-1 facility.

During the first quarter of 2009, the Company renegotiated three of its debt facilities. Most significantly, these amendments relaxed key covenant requirements under the borrowing facilities. In addition, cross-default provisions related to MCG’s unsecured privately placed notes were modified so that defaults under other non-recourse credit facilities would not be an event of default for the unsecured notes. In February 2009, MCG obtained a liquidity renewal and covenant relief from SunTrust for its committed secured warehouse facility, which resulted in a legal final maturity for this facility of August 2011. As described under the heading Liquidity and Capital Resources below, MCG agreed to increase the interest rates paid under each of these facilities. Compared with the interest rates in effect as of December 31, 2008, these interest rate increases would increase annual interest expense by $4.2 million, based on principal outstanding as of December 31, 2008, reduced by known repayments required under the facilities. These amendments will provide MCG with continuing debt financing with repayment terms that are generally tied to future monetizations.

If the Company is able to meet its goals with respect to leverage levels, unrestricted cash balances and credit agreement limitations, MCG will evaluate on a quarterly basis the potential repurchase of equity and additional debt securities at a discount and the resumption of shareholder distributions.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2008, MCG’s cash and cash equivalents totaled $46.1 million and it had $636.6 million of borrowings (the majority of which was composed of $514.5 million of collateralized non-recourse borrowings), including $44.5 million of borrowings that mature within one year. As a BDC, MCG is required to meet a coverage ratio of total net assets to total borrowings and other senior securities of at least 200%. In October 2008, MCG received exemptive relief from the SEC that effectively permits MCG to, among other things, exclude debt issued by the SBA to Solutions Capital I, LP from its consolidated BDC asset coverage ratio. As of December 31, 2008, MCG’s ratio of total net assets to total borrowings and other senior securities was 201%, which provided it with $60.9 million of cushion beyond the minimum thresholds of the BDC asset coverage ratio when including $53.3 million of borrowing capacity of its SBIC and $7.6 million of cushion excluding the SBIC. Based on MCG’s preliminary balances of total assets, total borrowings and other securities as of March 3, 2009, MCG had a BDC asset coverage ratio of 207%. The Company expects this figure will improve as it completes additional monetizations of its investment portfolio.

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March 5, 2009

During February 2009, MCG negotiated amendments to three of its debt facilities:

Revolving Line of Credit—the maximum aggregate amount available under this facility was reduced from $70.0 million to $35.0 million and interest on outstanding borrowings increased by 125 basis points to LIBOR plus 4% per annum. As of December 31, 2008, MCG had $44.5 million outstanding under this facility, of which $9.5 million was repaid on the closing date of the amendment. The amendment also reduced the minimum consolidated stockholders’ equity requirements from $650.0 million prior to December 31, 2008 to $500.0 million plus 50% of the proceeds from any post-amendment date equity issuances for the periods ending as of and after December 31, 2008. In addition, under the amendment MCG agreed to maintain minimum cash and cash equivalents of $12.5 million at all times and a quarterly cash coverage ratio of not less than 1.25 to 1.00. The facility is scheduled to mature on May 29, 2009 and may be renewed at the lenders’ discretion. Consistent with its strategic plan to selectively monetize assets and deleverage, MCG is required to direct a portion of any monetization proceeds to pay down debt in the revolving line of credit and the MCG’s unsecured notes. Up to 60% of the net proceeds of any sale by MCG of unencumbered investment assets will reduce amounts outstanding under the revolving line of credit and MCG’s unsecured notes on a pro rata basis, based on then-outstanding amounts. All asset monetizations are at the sole discretion of MCG based upon the economic merits of any proposed transaction. Dividends payable in cash with a declared payment date prior to July 1, 2009 are limited to the minimum amount required for MCG to maintain its status as a registered investment company. MCG may not repurchase or redeem MCG’s equity or debt, provided that MCG may purchase up to $5.0 million of debt from MCG’s 2006-1 term securitization facility. MCG paid the lenders an amendment fee, with each consenting lender receiving 0.50%.

MCG Commercial Loan Funding Trust—On February 26, 2009, the lender provided the annual renewal of its liquidity facility that supports MCG’s secured warehouse credit facility. In connection with this renewal, MCG and the lender agreed to a number of modifications to the warehouse facility terms, including a reduction in the facility borrowing commitment from $250 million to $190 million. As of March 3, 2009, MCG had $187.2 million outstanding under the facility. MCG also agreed to contribute approximately $36.6 million of additional collateral to the warehouse facility. The legal final maturity date is now August 2011, subject to contractual terms and conditions. The requirement for a six-month standstill upon non-liquidity renewal has been eliminated. If a new agreement or extension is not executed by February 2010, the warehouse facility enters an 18-month amortization period during which principal under the facility is paid down through orderly monetizations of portfolio company assets that are financed through the facility. The warehouse facility is non-recourse to MCG; therefore, in the event of a termination event or upon the legal final maturity date, the lenders under the warehouse facility may only look to the collateral to satisfy the outstanding obligations under this facility. The interest rate for Class A advances has been increased to the commercial paper rate plus 2.50%. Class A advances previously bore interest at the commercial paper rate plus 1.50%. The minimum asset coverage ratio that MCG is required to maintain was reduced from 200% to 180%, and the minimum consolidated stockholders’ equity requirement was reduced from $654.0 million for the periods prior to December 31, 2008 to $525.0 million plus 50% of the proceeds from any post-amendment date equity issuances effective as of and after December 31, 2008. Subject to certain conditions, this covenant amount may be reduced to $500.0 million. Prior to the commencement of any amortization period, MCG will contribute 80% of net proceeds from monetizations of collateral (pre-amendment amount was 72% of net proceeds) financed in the warehouse facility to reduce the facility borrowing limit, until such limit is reduced to $150.0 million. Additionally, 7.5% of the sale of the first $100.0 million of unencumbered investment assets by MCG will be used to repay the warehouse facility until such facility is reduced to $150.0 million. MCG paid to SunTrust Robinson Humphrey, Inc. a facility renewal fee of $2.375 million, or 1.25%.

Unsecured Notes—the terms of the $75.0 million of unsecured notes that MCG had issued in 2007 and 2005 were amended. In connection with these amendments, MCG and the noteholders agreed to a number of modifications to the terms of the notes, including certain financial covenants. The minimum asset coverage ratio that MCG is required to maintain has been lowered from 200% to 180%. The minimum consolidated stockholders equity requirement was reduced from $642.9 million prior to December 31, 2008 to $500.0 million effective as of and after December 31, 2008. The cross-default provisions were modified so that defaults of indebtedness by certain direct and indirect subsidiaries, including Solutions Capital I, L.P. and the special purpose subsidiaries relating to the 2006-1 term securitization and the MCG secured warehouse credit facility, would not constitute defaults under the notes, as long as MCG (the parent company) or any other subsidiary that is not a non-recourse financing subsidiary is not liable for the repayment of such indebtedness. The interest rate for the $50.0 million in Series 2005-A Notes due October 11, 2010 increased from 6.73% to 8.98%. The interest rate for the $25.0 million in Series 2007-A Notes due October 3, 2012 increased from 6.71% to 8.96%. Consistent with MCG’s strategic plan to selectively monetize assets and deleverage its balance sheet, the amendments require the Company to offer to repurchase the notes with a portion of certain monetization proceeds at a purchase price of

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March 5, 2009

102% of the principal amount to be purchased. Until such time as the SunTrust revolving line of credit is paid off, which is expected to be in May 2009, 60% of the cash net proceeds of any sale of unencumbered assets by the Company will be contractually required to reduce amounts outstanding under the unsecured notes and the revolving line of credit on a pro rata basis, based on then outstanding amounts. Thereafter, MCG agreed to direct 40% of such net monetization proceeds from unencumbered asset sales as and when such sales occur to the repurchase of the notes, unless an event of default under one of the financing subsidiary debt facilities has occurred and is continuing, in which case the percentage of net proceeds increases to 60%. MCG also agreed to limit the amount of debt from the 2006-1 term securitization and MCG common stock that it may repurchase. Specifically, $2.5 million of debt repurchases from the 2006-1 term securitization are permitted for every $5 million in unsecured notes it has offered to purchase. Once MCG has offered to purchase $35 million in notes, then the Company may also repurchase $1.0 million in shares of its common stock for every $5.0 million increment of unsecured notes offered to be repurchased provided that the amount of permitted 2006-1 debt repurchases shall be reduced by the amount of any MCG common stock repurchases made.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $1.203 billion at December 31, 2008, as compared to $1.296 billion at September 30, 2008. During the fourth quarter of 2008, MCG originated investments of $3.0 million in two existing portfolio companies and made advances of $18.9 million, including $6.8 million of paid-in-kind, or PIK, advances and $12.1 million of advances to portfolio companies under revolving and line of credit facilities. The originations of $3.0 million were in senior debt. Gross payments, reductions and sales of securities during the fourth quarter of 2008 of $39.9 million were composed of $23.3 million of senior debt, $16.3 million of secured subordinated debt and $0.3 million of preferred equity.

During the three months ended December 31, 2008, MCG reported net investment losses before income tax provision of $77.0 million, which are detailed below:

		Three months ended December 31, 2008
(dollars in thousands) Portfolio Company	Industry	Type	Realized (Loss)/ Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized (Appreciation)/ Depreciation	Net (Loss)/ Gain
TNR Holdings Corp.	Entertainment	Control	$—	$(12,390)	$—	$(12,390)
Superior Industries Investors, LLC	Sporting Goods	Control	—	(10,977)	—	(10,977)
Active Brands International, Inc.	Consumer Products	Non-affiliate	—	(9,973)	—	(9,973)
Broadview Networks Holdings, Inc.	Communications	Control	—	(5,976)	—	(5,976)
National Product Services, Inc.	Business Services	Control	—	(5,804)	—	(5,804)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(4,643)	—	(4,643)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(4,111)	—	(4,111)
GSDM Holdings	Healthcare	Non-affiliate	—	(3,358)	—	(3,358)
Jenzabar, Inc.	Technology	Non-affiliate	—	(2,367)	—	(2,367)
PremierGarage Holdings, LLC	Home Furnishings	Control	—	(2,343)	—	(2,343)
XFone, Inc.	Communications	Affiliate	—	(1,892)	—	(1,892)
Teleguam Holdings, LLC	Communications	Non-affiliate	—	(1,679)	—	(1,679)
Cleartel Communications, Inc.	Communications	Control	—	(1,500)	—	(1,500)
Intran Media, LLC	Other Media	Control	—	(1,365)	—	(1,365)
Golden Knight II CLO, Ltd.	Diversified Financial Services	Non-affiliate	—	(1,304)	—	(1,304)
Wireco Worldgroup Inc.	Industrial Equipment	Non-affiliate	—	(1,060)	—	(1,060)
Summit Business Media Intermediate Holding Company, LLC	Information Services	Non-affiliate	—	(1,025)	—	(1,025)
Cruz Bay Publishing, Inc.	Publishing	Non-affiliate	—	(1,013)	—	(1,013)
Coastal Sunbelt, LLC	Food Services	Control	—	(1,012)	—	(1,012)
LMS Intellibound Investors, LLC	Logistics	Control	—	1,820	—	1,820
Stratford School Holdings, Inc.	Education	Affiliate	—	2,010	—	2,010
Other (< $1 million net (loss) gain)			(255)	(7,008)	234	(7,029)

Total			$(255)	$(76,970)	$234	$(76,991)

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March 5, 2009

MCG Capital Corporation

Consolidated Balance Sheets

	December 31,
(in thousands, except per share amounts)	2008	2007
Assets
Cash and cash equivalents	$46,149	$23,297
Cash, securitization accounts	37,493	37,003
Cash, restricted	979	4,010
Investments at fair value
Non-affiliate investments (cost of $605,906 and $675,077, respectively)	584,336	706,819
Affiliate investments (cost of $45,141 and $70,516, respectively)	56,126	77,601
Control investments (cost of $819,076 and $818,808, respectively)	562,686	760,670

Total investments (cost of $1,470,123 and $1,564,401, respectively)	1,203,148	1,545,090
Interest receivable	8,472	11,272
Other assets	16,193	16,909

Total assets	$1,312,434	$1,637,581

Liabilities
Borrowings (maturing within one year of $44,500 and $166,922, respectively)	$636,649	$751,035
Interest payable	5,367	6,599
Dividends payable	—	28,858
Other liabilities	11,507	16,400

Total liabilities	653,523	802,892

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on December 31, 2008 and 2007, 76,075 issued and outstanding on December 31, 2008 and 65,587 issued and outstanding on December 31, 2007	761	656
Paid-in capital	997,318	933,274
Undistributed (distributions in excess of) earnings
Paid-in capital	(162,783)	(84,070)
Other	90,651	4,704
Net unrealized depreciation on investments	(266,975)	(19,311)
Stockholder loans	(61)	(564)

Total stockholders’ equity	658,911	834,689

Total liabilities and stockholders’ equity	$1,312,434	$1,637,581

Net asset value per common share at end of period	$8.66	$12.73

Note MCG reclassified certain prior period information to conform to current year presentation.

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March 5, 2009

MCG Capital Corporation

Consolidated Statements of Operations

	(Unaudited) Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2008	2007	2008	2007
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$17,073	$22,386	$72,725	$82,229
Affiliate investments (5% to 25% owned)	1,572	3,619	6,777	13,453
Control investments (more than 25% owned)	10,688	20,837	52,753	80,347

Total interest and dividend income	29,333	46,842	132,255	176,029

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	108	1,360	1,507	4,819
Affiliate investments (5% to 25% owned)	99	—	99	107
Control investments (more than 25% owned)	433	1,505	1,504	6,164

Total advisory fees and other income	640	2,865	3,110	11,090

Total revenue	29,973	49,707	135,365	187,119

Operating expenses
Interest expense	8,725	11,584	35,431	43,119
Employee compensation
Salaries and benefits	2,817	3,748	16,490	21,800
Amortization of employee restricted stock awards	1,449	1,898	6,855	9,024

Total employee compensation	4,266	5,646	23,345	30,824
General and administrative expense	4,271	3,347	16,648	11,258
Goodwill impairment	3,851	—	3,851	—

Total operating expenses	21,113	20,577	79,275	85,201

Net operating income before net investment losses, gain on extinguishment of debt and income tax provision (benefit)	8,860	29,130	56,090	101,918

Net realized (losses) gains on investments
Non-affiliate investments (less than 5% owned)	384	(1,471)	5,868	7,037
Affiliate investments (5% to 25% owned)	—	7,522	(61)	7,522
Control investments (more than 25% owned)	(639)	(373)	(15,190)	7,191

Total net realized (losses) gains on investments	(255)	5,678	(9,383)	21,750

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(29,411)	1,587	(54,282)	2,202
Affiliate investments (5% to 25% owned)	(937)	(5,849)	3,899	2,860
Control investments (more than 25% owned)	(46,388)	(35,901)	(197,835)	(39,699)

Total net unrealized depreciation on investments	(76,736)	(40,163)	(248,218)	(34,637)

Net investment losses before gain on extinguishment of debt and income tax provision (benefit)	(76,991)	(34,485)	(257,601)	(12,887)

Gain on extinguishment of debt	11,055	—	11,055	—

Income tax provision (benefit)	221	(472)	789	2,395

Net (loss) income	$(57,297)	$(4,883)	$(191,245)	$86,636

(Loss) earnings per basic and diluted common share(a)	$(0.77)	$(0.07)	$(2.65)	$1.34
Cash distributions declared per common share	$—	$0.44	$0.71	$1.76
Weighted-average common shares outstanding(a)
Basic	74,424	67,825	72,254	64,498
Diluted	74,424	67,856	72,254	64,507

(a)

In accordance with SFAS 128—Earnings Per Share, for the purposes of computing the basic and diluted number of shares, MCG adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to stockholders on April 29, 2008 (the date that the common stock was issued in conjunction with the stockholders’ rights offering).

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March 5, 2009

MCG Capital Corporation

Consolidated Statements of Cash Flows

	Years ended December 31,
(in thousands)	2008	2007	2006
Cash flows provided by (used in) operating activities
Net (loss) income	$(191,245)	$86,636	$100,949

Adjustments to reconcile net income to net cash provided by operating activities
Investments in portfolio companies	(87,530)	(603,818)	(491,928)
Principal collections related to investment repayments or sales	200,850	342,988	376,606
Increase in interest receivable, accrued payment-in-kind interest and dividends	(26,415)	(49,980)	(29,121)
Amortization of non-employee director restricted stock awards	255	174	72
Amortization of employee restricted stock awards	6,961	9,024	3,470
(Increase) decrease in cash – securitization accounts from interest collections	(566)	(15,226)	2,650
Decrease (increase) in other restricted cash	2,535	(1,437)	—
Depreciation and amortization	3,763	1,903	4,438
Goodwill impairment	3,851	—	—
Unrealized depreciation and realized loss on stockholder loans	398	—	—
(Increase) decrease in other assets	(3,352)	3,407	1,045
(Decrease) increase in other liabilities	(5,592)	3,243	5,840
Net realized losses (gains) on investments	9,383	(21,750)	14,587
Net change in unrealized depreciation (appreciation) on investments	248,218	34,637	(34,604)
Gain on extinguishment of debt	(11,055)	—	—

Net cash provided by (used in) operating activities	150,459	(210,199)	(45,996)

Cash flows (used in) provided by financing activities
Net (payments) proceeds on borrowings	(103,091)	229,152	15,355
Decrease (increase) in cash—securitization accounts for paydown of principal on debt	76	(5,846)	28,933
Payment of financing costs	(3,500)	(1,165)	(7,342)
Distributions paid	(78,130)	(105,837)	(88,223)
Issuance of common stock, net of costs	57,038	95,350	70,429
Cancellation of common stock held as collateral for stockholder loans	(105)	—	—
Repayment of stockholder loans	105	151	2,909

Net cash (used in) provided by financing activities	(127,607)	211,805	22,061

Increase (decrease) in cash and cash equivalents	22,852	1,606	(23,935)

Cash and cash equivalents
Beginning balance	23,297	21,691	45,626

Ending balance	$46,149	$23,297	$21,691

Supplemental disclosure of cash flow information
Interest paid	$34,282	$40,240	$32,824
Income taxes paid	905	4,258	298
Payment-in-kind interest collected	6,230	13,848	13,786
Dividend income collected	3,817	7,328	2,254

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March 5, 2009

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION (unaudited)

(in thousands, except per share amounts)	2007 Q4	2008 Q1	2008 Q2	2008 Q3	2008 Q4
Revenue
Interest and dividend income
Interest income	$31,774	$29,829	$26,219	$26,825	$25,982
Dividend Income	13,808	11,721	2,957	2,750	2,545
Loan fee Income	1,260	849	964	808	806

Total interest and dividend income	46,842	42,399	30,140	30,383	29,333
Advisory fees and other income	2,865	597	960	913	640

Total revenue	49,707	42,996	31,100	31,296	29,973

Operating expense
Interest expense	11,584	10,300	8,415	7,991	8,725
Salaries and benefits	3,748	6,206	3,386	4,081	2,817
Amortization of employee restricted stock awards(a)	1,898	1,742	1,862	1,890	1,467
General and administrative(a)	3,347	3,482	4,487	4,320	4,253
Goodwill impairment	—	—	—	—	3,851

Total operating expense	20,577	21,730	18,150	18,282	21,113

Net operating income before investment (losses) gains, gain on extinguishment of debt and income tax provision (benefit)	29,130	21,266	12,950	13,014	8,860
Net investment gains and losses before gain on extinguishment of debt and income tax provision (benefit)	(34,485)	(18,598)	(82,288)	(79,724)	(76,991)
Gain on extinguishment of debt	—	—	—	—	11,055
Income tax provision (benefit)	(472)	170	162	236	221

Net (loss) income	$(4,883)	$2,498	$(69,500)	$(66,946)	$(57,297)

Reconciliation of DNOI to net operating income
Net operating income before investment (losses) gains, gain on extinguishment of debt and income tax provision (benefit)	$29,130	$21,266	$12,950	$13,014	$8,860
Amortization of employee restricted stock awards(a)	1,898	1,742	1,862	1,890	1,467
Goodwill impairment	—	—	—	—	3,851

DNOI(b)	$31,028	$23,008	$14,812	$14,904	$14,178

DNOI per share-weighted average common shares(b)(c)	$0.46	$0.34	$0.20	$0.20	$0.19
Per common share statistics
Weighted-average common shares outstanding(c)	67,825	67,941	72,310	74,296	74,424
Net operating income before investment (losses) gains, gain on extinguishment of debt and income tax provision (benefit) per common share - basic and diluted(c)	$0.43	$0.31	$0.18	$0.18	$0.12
(Loss) earnings per common share - basic and diluted(c)	$(0.07)	$0.04	$(0.96)	$(0.90)	$(0.77)
Net asset value per common share - period end	$12.73	$12.36	$10.31	$9.39	$8.66
Dividends declared per common share	$0.44	$0.44	$0.27	$—	$—

(a)

Q3 2008 and Q4 2008 include $865 and $332, respectively, of costs associated with MCG’s restructuring expense, including, $88 and $18, respectively, of costs associated with the amortization of restricted stock awards associated with MCG’s restructuring expense.

(b)

DNOI represents net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents an expense of the company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(c)

In accordance with SFAS 128, for the purposes of computing the basic and diluted number of shares, MCG adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to shareholders on April 29, 2008 (the date that that the common stock was issued in conjunction with the stockholders’ rights offering).

MCG Capital Corporation

March 5, 2009

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS (unaudited)

(dollars in thousands)	2007 Q4	2008 Q1	2008 Q2	2008 Q3	2008 Q4
Average quarterly loan portfolio - fair value	$1,081,260	$1,016,845	$999,942	$925,862	$858,237
Average quarterly total investment portfolio - fair value	1,563,318	1,530,940	1,514,918	1,412,899	1,290,524
Average quarterly total assets	1,619,945	1,590,101	1,593,656	1,469,584	1,356,785
Average quarterly stockholders’ equity	850,370	823,485	836,044	778,026	715,497
Return on average total assets (trailing 12 months)

Net operating income before investment (losses) gains and income tax provision (benefit)	6.82%	6.62%	5.50%	4.87%	3.73%
Net (loss) income	5.80%	3.77%	(3.07)%	(8.85)%	(12.73)%
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	12.74%	12.60%	10.53%	9.29%	7.12%
Net income	10.83%	7.17%	(5.88)%	(16.89)%	(24.27)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	5.01%	3.27%	2.75%	2.91%	2.74%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	8.31%	9.73%	9.46%	9.75%	10.44%

	13.32%	13.00%	12.21%	12.66%	13.18%

Impact of fee accelerations of unearned fees on paid/restructured loans	0.13%	0.03%	0.09%	0.04%	0.06%
Impact of previously unaccrued income	0.00%	0.00%	0.00%	0.00%	0.00%
Impact of non-accrual loans	(1.33)%	(0.90)%	(1.37)%	(0.83)%	(0.82)%

Total yield on average loan portfolio at fair value	12.12%	12.13%	10.93%	11.87%	12.42%

Cost of funds
Average LIBOR	5.01%	3.27%	2.75%	2.91%	2.74%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	1.08%	2.07%	1.54%	1.36%	2.30%
Impact of amortization of deferred debt issuance costs	0.22%	0.27%	0.30%	0.39%	0.40%

Total cost of funds	6.31%	5.61%	4.59%	4.66%	5.44%

Net portfolio yield margin	8.83%	8.29%	5.67%	6.20%	6.25%
Selected period end balance sheet statistics
Total investment portfolio at fair value	$1,545,090	$1,512,416	$1,431,084	$1,296,469	$1,203,148
Total assets	1,637,581	1,574,686	1,506,595	1,386,054	1,312,434
Borrowings	751,035	720,336	692,975	652,968	636,649
Total equity	834,689	810,203	779,530	714,679	658,911
Cash, securitization accounts	37,003	20,494	29,098	41,083	37,493
Period end debt to period end equity	89.98%	88.91%	88.90%	91.37%	96.62%
Period end debt, net of cash, securitization accounts to period-end equity	85.54%	86.38%	85.16%	85.62%	90.93%
Other statistics (at period end)
BDC asset coverage ratio	208%	209%	210%	207%	201%
Number of portfolio companies	81	79	77	73	70
Number of employees	95	98	99	74	73
Loans on non-accrual as a percentage of total debt investments (fair value)(b)	6.52%	7.06%	6.21%	4.24%	4.86%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	0.00%	1.18%	1.10%	0.21%	0.09%

(a)

The impact due to the timing of the LIBOR resets is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets for Q4 2007, Q1 2008, Q2 2008, Q3 2008 and Q4 2008 was approximately 0.20%, 0.88%, 0.15%, 0.04% and 0.55%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q4 2007, Q1 2008, Q2 2008, Q3 2008 and Q4 2008 was approximately 0.03%, 0.70%, (0.03%), (0.23%) and 0.64%, respectively.

(b)

At December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 the impact of Cleartel on loans on non-accrual as a percentage of total debt investment at fair value is 2.44%, 2.94%, 0.0%, 0.0% and 0.0%, respectively. The decrease in the impact of Cleartel on the non-accrual percentage from Q1 2008 to Q2 2008 is a result of the unrealized depreciation recorded during 2007 and in Q2 2008. At December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 the impact of TNR on loans on non-accrual as a percentage of total debt investment at fair value is 2.66%, 2.75%, 3.0%, 0.20% and 0.21%, respectively. The decrease in the impact of TNR on the non-accrual percentage from Q2 2008 to Q3 2008 reflects a restructuring of TNR debt into equity during Q3 2008.

MCG Capital Corporation

March 5, 2009

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION (unaudited)

(dollars in thousands)	2007 Q4	2008 Q1	2008 Q2	2008 Q3	2008 Q4
Investment rating(a)
IR 1 total investments at fair value(b)	$1,107,050	$1,043,040	$989,536	$848,115	$719,765
IR 2 total investments at fair value	207,668	192,358	195,576	172,376	206,829
IR 3 total investments at fair value	180,193	220,894	219,230	263,988	233,172
IR 4 total investments at fair value	20,113	21,703	11,713	—	32,648
IR 5 total investments at fair value	30,066	34,421	15,029	11,990	10,734

IR 1 percentage of total portfolio	71.6%	69.0%	69.1%	65.4%	59.8%
IR 2 percentage of total portfolio	13.4%	12.7%	13.7%	13.3%	17.2%
IR 3 percentage of total portfolio	11.7%	14.6%	15.3%	20.4%	19.4%
IR 4 percentage of total portfolio	1.3%	1.4%	0.8%	—	2.7%
IR 5 percentage of total portfolio	2.0%	2.3%	1.1%	0.9%	0.9%

New investments by security type:
Secured senior debt	$51,432	$9,782	$16,263	$10,696	$12,610
Subordinated debt - Secured	62,799	8,888	20,572	10,211	7,125
Subordinated debt - Unsecured	692	804	691	723	(395)
Preferred equity	48,249	17,710	2,954	3,766	2,543
Common/Common equivalents equity	2,390	9	19	9	1

Total	$165,562	$37,193	$40,499	$25,405	$21,884

Exits and repayments by security type:
Secured senior debt	$63,679	$33,532	$20,705	$46,756	$23,333
Subordinated debt - Secured	15,546	13,696	18,908	9,579	16,295
Subordinated debt - Unsecured	5,327	—	—	—	—
Preferred equity	4,902	3,592	281	13,839	291
Common/Common equivalents equity	11,263	751	205	10,831	7

Total	$100,717	$51,571	$40,099	$81,005	$39,926

Exits and repayments by transaction type:
Scheduled principal amortization	$17,689	$9,773	$15,524	$13,762	$13,047
Senior loan sales	28,506	10,733	—	8,000	—
Principal prepayments	35,586	27,332	22,362	34,061	25,234
Payment of payment-in-kind interest and dividends	5,816	2,990	2,049	3,363	1,645
Sale of equity investments	13,120	743	164	21,819	—

Total	$100,717	$51,571	$40,099	$81,005	$39,926

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

At December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, approximately $620,584, $593,388, $543,405, $469,066 and $362,917, respectively, of MCG’s investments with an investment rating of “1” were loans to companies in which MCG also holds equity securities or for which it has already realized a gain on its equity investment.

MCG Capital Corporation

March 5, 2009

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE (unaudited)

	2007	2008	2008	2008	2008
(dollars in thousands)	Q4	Q1	Q2	Q3	Q4
Composition of investments at period end, fair value
Secured senior debt	$479,214	$452,445	$441,500	$383,493	$428,817
Subordinated debt
Secured	522,742	513,467	478,107	453,336	351,425
Unsecured	32,189	32,722	30,613	29,967	28,081

Total debt	1,034,145	998,634	950,220	866,796	808,323

Preferred equity	447,229	449,978	411,700	369,513	339,576
Common/common equivalents equity	63,716	63,804	69,164	60,160	55,249

Total equity	510,945	513,782	480,864	429,673	394,825

Total	$1,545,090	$1,512,416	$1,431,084	$1,296,469	$1,203,148

Percentage of investments at period end, fair value
Secured senior debt	31.0%	29.9%	30.9%	29.6%	35.7%
Subordinated debt
Secured	33.9%	34.0%	33.4%	35.0%	29.2%
Unsecured	2.1%	2.1%	2.1%	2.3%	2.3%

Total debt	67.0%	66.0%	66.4%	66.9%	67.2%

Preferred equity	28.9%	29.8%	28.8%	28.5%	28.2%
Common/common equivalents equity	4.1%	4.2%	4.8%	4.6%	4.6%

Total equity	33.0%	34.0%	33.6%	33.1%	32.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

MCG Capital Corporation

March 5, 2009

SELECTED FINANCIAL DATA

KEY ANNUAL FINANCIAL AND STATISTICAL INFORMATION (UNAUDITED)

	Year Ended December 31,
(dollars in thousands)	2007	2008
Reconciliation of DNOI(b) to net operating income
Net operating income before investment losses, gain on extinguishment of debt and income tax provision	$101,918	$56,090

Amortization of employee restricted stock awards(a)	9,024	6,961

Goodwill impairment	—	3,851

DNOI(b)	$110,942	$66,902

DNOI per share-weighted average common shares(b)(c)	$1.72	$0.93

Weighted-average common shares outstanding(c)	64,498	72,254

Average loan portfolio - fair value	$1,011,997	$949,904

Average total investment portfolio - fair value	1,430,332	1,436,852

Average total assets	1,494,583	1,502,043

Average stockholders’ equity	800,127	788,036

Return on average total assets
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision	6.82%	3.73%

Net income	5.80%	(12.73)%

Return on average equity
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision	12.74%	7.12%

Net income	10.83%	(24.27)%

Yield on average loan portfolio at fair value

Average LIBOR	5.29%	2.92%

Spread to average LIBOR on average loan portfolio at fair value	8.34%	9.83%

	13.63%	12.75%

Impact of fee accelerations of unearned fees on paid/restructured loans	0.14%	0.06%

Impact of previously unaccrued PIK income	0.37%	—

Impact of non-accrual loans	(1.63)%	(0.99)%

Total yield on average loan portfolio at fair value	12.51%	11.82%

Cost of funds

Average LIBOR	5.29%	2.92%

Spread to LIBOR excluding amortization of deferred debt issuance costs	1.02%	1.81%

Impact of amortization of deferred debt issuance costs	0.22%	0.34%

Total cost of funds	6.53%	5.07%

Net portfolio yield margin	9.16%	6.63%

(a)	2008 includes $106 of costs associated with the amortization of restricted stock awards associated with MCG’s restructuring expenses.
(b)

DNOI represents net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents an expense of the company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(c)

In accordance with SFAS 128, for the purposes of computing the basic and diluted number of shares, MCG adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to shareholders on April 29, 2008 (the date that that the common stock was issued in conjunction with the stockholders’ rights offering).

MCG Capital Corporation

March 5, 2009

SELECTED FINANCIAL DATA

ANNUAL CHANGES IN PORTFOLIO COMPOSITION (unaudited)

	Year ended December 31,
(dollars in thousands)	2007	2008
New investments by security type

Secured senior debt	$288,295	$49,351

Subordinated debt - Secured	196,794	46,796

Subordinated debt - Unsecured	25,251	1,823

Preferred equity	156,459	26,973

Common/Common equivalents equity	8,693	38

Total	$675,492	$124,981

Exits and repayments by security type

Secured senior debt	$191,587	$124,326

Subordinated debt - Secured	112,520	58,478

Subordinated debt - Unsecured	6,882	—

Preferred equity	18,916	18,003

Common/Common equivalents equity	33,968	11,794

Total	$363,873	$212,601

Exits and repayments by transaction type

Scheduled principal amortization	$50,459	$52,106

Senior loan sales	33,109	18,733

Principal prepayments	213,344	108,989

Payment of payment-in-kind interest and dividends	22,058	10,047

Sale of equity investments	44,903	22,726

Total	$363,873	$212,601

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and impairment of goodwill, which represents an expense of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of our operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

MCG Capital Corporation

March 5, 2009

Conference Call: Dial-in Number: Live Webcast /Replay: Call Replay:

Friday, March 6, 2009 at 10:00 a.m. Eastern Time

(877) 874-1567 domestic; (719) 325-4841 for international callers (no access code required)

http://investor.mcgcapital.com

(888) 203-1112 or (719) 457-0820 for international callers – replay pass code #8940994, through March 20, 2009.

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to MCG’s results of operations, including revenues, net operating income, distributable net operating income and general and administrative expenses and the factors that may affect such results, the performance of MCG’s portfolio companies, the Company’s current strategic direction, including opportunistically monetizing assets, the flexibility that covenant modifications have provided to continue to monetize assets, the amount, timing and price relative to fair value of asset monetizations, the preservation of liquidity, efforts to build its unrestricted cash position, deleveraging its balance sheet and increasing its BDC asset coverage ratio, the Company’s ability to execute on its strategy throughout 2009, the ability to repurchase equity, additional debt securities and make stockholder distributions, the Company’s ability to exclude debt from its BDC asset coverage ratio, the steps the Company has taken to ensure that it has maintained stability through challenging economic conditions and its ability to emerge from the current economic cycle in a position of relative strength and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.